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                                                              EXHIBIT 10.23.6

[IMPERIAL BANK LETTERHEAD]

February 3, 1997

Mr. John Hamman, Jr.
Amerigon, Inc.
404 E. Huntington Drive
Monrovia, CA 91106

Re: Loan #00709056728-3

Dear Mr. Hamman:

Imperial Bank has approved an extension of your credit facility shown above as evidenced by that Security and Loan Agreement dated November 20, 1995 as amended on June 26, 1996, from its current maturity of December 31, 1996 to January 31, 1997. Also, Imperial Bank will forbear in exercising any rights under the Credit Agreement or any related documents or instruments in respect of the company's current and anticipated non-compliance with the Financial Covenants until 01/31/97.

Except as modified and extended hereby, the existing documentation as amended concerning your obligation remains in full force and effect.

Sincerely,


/s/ Valerie C. Brosset
-----------------------
Valerie C. Brosset
Commercial Loan Officer